Exhibit 10.46
CORNELL COMPANIES, INC.
2006 INCENTIVE PLAN
(As Amended and Restated Effective April 22, 2009)
SECTION 1. Purpose.
     The purpose of the 2006 Incentive Plan is to promote the interests of Cornell Companies, Inc. and its stockholders by (i) attracting and retaining employees, directors, and consultants of the Company and its affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve longer- range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.
SECTION 2. Definitions.
     As used in the Plan, the following terms shall have the meanings set forth below:
     “Affiliate” means (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.
     “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Stock Compensation, Other Stock-Based Award or Cash Incentive Award.
     “Award Agreement” means any agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
     “Board” means the Board of Directors of the Company.
     “Cash Incentive Award” means an award granted to a key executive Employee pursuant to Section 6(e).
     “Change of Control” shall have the meaning set forth in Section 8.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Committee” means (i) in the case of an Award granted to a Director, the Board, and (ii) in the case of any other Award granted under the Plan, the Compensation Committee of the Board or, if the Compensation Committee of the Board chooses to delegate it duties, a committee of at least two persons who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board to administer the Plan. Each member of the Committee in respect of his or her participation in any decision with respect to an Award that is intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3, the requirements of Rule 16b-3(d)(1) with respect to committee action must also be satisfied.
     “Company” means Cornell Companies, Inc., a Delaware corporation.

     “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the board of directors of an Affiliate.
     “Covered Employee” means any key Employee who is or may become a “covered employee,” as defined in Section 162(m) of the Code and the regulations or other guidance promulgated by the Internal Revenue Service under section 162(m) of the Code, or any successor statute.
     “Director” means a member of the Board.
     “Employee” means any employee of the Company or any Affiliate.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exercise Price” means the price determined under Section 6(a)(i).
     “Fair Market Value” of the Shares as of any particular date means,
     (a) if the Shares are traded on a stock exchange,
     (i) and if the Shares are traded on that date, the closing sale price of the Shares on that date; or
     (ii) and if the Shares are not traded on that date, the closing sale price of the Shares on the last trading date immediately preceding that date;
as reported on the principal securities exchange on which the Shares are traded; or
     (b) if the Shares are traded in the over-the-counter market,
     (i) and if the Shares are traded on that date, the average between the high bid and low asked price on that date; or
     (ii) and if the Shares are not traded on that date, the average between the high bid and low asked price on the last trading date immediately preceding that date;
as reported in such over-the-counter market; provided, however, that (x) if the Shares are not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a Share at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.
     “Full-Value Award” means an Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of Shares.
     “Grant Price” means the price established at the time of grant of a Stock Appreciation Right pursuant to Section 6(b)(i), used to determine whether there is any payment due upon exercise of the Stock Appreciation Right.
     “Incentive Stock Option” means an option granted under Section 6(a) that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
     “Mature Shares” means Shares held by a Participant for a period of at least six months.
     “Non-Qualified Stock Option” means an option granted under Section 6(a) that is not intended to be an Incentive Stock Option.
     “NYSE” means the New York Stock Exchange.
     “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

     “Other Stock-Based Award” means an equity-based or equity-related award not otherwise described by the terms of this Plan, granted pursuant to Section 6(g).
     “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
     “Participant” means any Employee, Director, or Consultant granted an Award under the Plan.
     “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.
     “Performance Goals” are those goals determined by the Committee applicable to any performance-based award under the Plan which may be based on any one or combination of the following performance criteria: revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed, the Performance Goals will be determined by not accounting for a change in GAAP during a Performance Period. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. In interpreting Plan provisions applicable to Performance Goals and performance-based awards, it is intended that the Plan will conform with the standards of Section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.
     “Performance Period” means the period of time during which the Performance Goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
     “Performance Share” means any Share granted under Section 6(d).
     “Performance Unit” means an award granted to a Participant pursuant to Section 6(d), except no Shares are actually awarded to the Participant on the date of grant.
     “Permissible under Section 409A“means with respect to a particular action (such as, the grant, payment, vesting, settlement or deferral of an amount or award under the Plan) that such action shall not subject the compensation at issue to be subject to the additional tax or interest applicable under Section 409A.
     “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
     “Plan” means this 2006 Incentive Plan, as amended from time to time.

     “Restricted Period” means a period of time beginning as of the date of grant of an award of Restricted Stock or Restricted Stock Unit and ending as of the date upon which the Shares subject to such a Restricted Stock Award are, or the Restricted Stock Unit Award is, no longer restricted or subject to forfeiture provisions.
     “Restricted Stock” means any Share, prior to the lapse of restrictions thereon, granted under Section 6(c).
     “Restricted Stock Unit” means an award granted to a Participant pursuant to Section 6(c) of a restricted stock unit credited to a Participant’s ledger account maintained by the Company pursuant to Section 6(c).
     “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.
     “SEC” means the Securities and Exchange Commission or any successor thereto.
     “Separation from Service” means the termination of the Award recipient’s employment or service relationship with the Company, the Board and all Affiliates as determined under Section 409A. “Separation from Service” means, in the case of an Incentive Stock Option, the termination of the Employee’s employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an Incentive Stock Option in a transaction to which section 424(a) of the Code applies.
     “Shares” means the common shares of the Company, $0.001 par value.
     “Stock Appreciation Right” means any right granted under Section 6(b).
     “Stock Compensation” means any right granted under Section 6(f).
     “Subsidiary Corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
     “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.
     “Ten Percent Stockholder” means an individual, who, at the time the applicable Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.
SECTION 3. Administration.
     The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:
•	designate Participants;

•	determine the type or types of Awards to be granted to a Participant;

•	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

•	determine the terms and conditions of any Award;

•	determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended;

•	determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, provided any such deferral shall be made in a manner that satisfies the requirements of Section 409A;

•	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

•	establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

•	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
     Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.
     Notwithstanding anything herein to the contrary, without the prior approval of the Company’s stockholders, Options and Stock Appreciation Rights issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Exercise Price or Grant Price of a previously granted Option or Stock Appreciation Right.
SECTION 4. Shares Available for and Limitations of Awards.
     (a) Shares Available. Subject to the specified limitations and adjustment as provided in this Section 4, the maximum number of Shares with respect to Awards which may be granted as specified in Section 6 of the Plan, shall be equal to 2,265,000, all of which may be granted pursuant to Incentive Stock Options. These Shares will be in a “fungible pool” with (i) Shares subject to Full Value Awards that are granted under the Plan before June 18, 2009, counted against this limit as two (2) Shares for every one (1) Share granted, (ii) Shares subject to Full Value Awards that are granted under the Plan on or after June 18, 2009, counted against this limit as one and six tenths (1.6) Shares for every one (1) Share granted, and (iii) any Shares subject to any other type of Award to be counted against this limit as one (1) Share for every one (1) Share granted.
     The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.
     Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under the Plan. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares. Any Shares that again become available for grant pursuant to this Section 4(a) shall be added back to the “fungible pool” as (i) two (2) Shares if such Shares were subject to a Full Value Award that was granted under the Plan before June 18, 2009, (ii) one and six tenths (1.6) Shares if such Shares were subject to a Full Value Award that was granted under the Plan on or after June 18, 2009, and (iii) as one (1) Share if such Shares were subject to any other type of Award.
     (b) Section 162(m) Requirements. To the extent an Award to a Covered Employee is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum aggregate number of Shares subject to all Awards granted to such Covered Employee in a single year shall be 250,000, subject to adjustments as provided in this Section 4. To the extent an Cash Incentive Award to a key executive Employee who is a Covered Employee is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum amount that may be paid to such key executive Employee under Cash Incentive Awards granted to such individual during a calendar year is $2,000,000.00.
     (c) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.
     (d) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the Grant Price or Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
SECTION 5. Eligibility.
     Employees, Consultants, and Directors shall be eligible to be designated a Participant. Only those individuals who are, on the dates of grant, key employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of Incentive Stock Options under the Plan. The only persons who are eligible to receive Cash Incentive Awards under the Plan are key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company.
SECTION 6. Awards.
     (a) Options. The Committee shall have authority to award Options subject to the following terms and conditions and such additional terms and conditions as the Committee shall determine are not inconsistent with the provisions of the Plan.
     (i) Exercise Price. The purchase price per Share under an Option (the “Exercise Price”) shall be determined by the Committee at the time each Option is granted; provided, however, that the Exercise Price per Share shall not be less than 100% of Fair Market Value on the date of grant and that if the Option is an Incentive Stock Option granted to a Ten Percent Stockholder, the

Exercise Price must not be less than one hundred ten percent (110%) of the Fair Market Value of the Share on the date the Incentive Stock Option is granted. Subject to the limitations set forth in the preceding sentences of this Section 6(a)(i) the Committee shall determine the Exercise Price for each grant of an Option under the Plan.
     (ii) Time and Method of Exercise. Options shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee, provided, however, that an Option shall not be exercisable after the earlier of (A) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years, or, in the case of a Ten Percent Stockholder, no Incentive Stock Option shall be exercisable later than the fifth (5th) anniversary of the date of its grant) or (B) the period of time specified in the applicable Award Agreement that follows the Participant’s Separation from Service.
     (iii) Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 6 shall be subject to the following:
     (A) The full Exercise Price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 6(a)(iii)(C), payment may be made as soon as practicable after the exercise).
     (B) The Exercise Price shall be payable in cash or by tendering Mature Shares (by either actual delivery of Mature Shares or by attestation, with such Shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.
     (C) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party broker to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.
     (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Only employees of the Company or a Parent Corporation or Subsidiary Corporation are eligible to receive options that qualify as “incentive stock options” under Section 422 of the Code.
     (v) Transferability—Incentive Stock Options. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no Incentive Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all Incentive Stock Options granted to a qualifying Employee under this Section 6(a) shall be exercisable during his or her lifetime only by such Employee.
     (vi) Notification of Disqualifying Disposition. If any Employee shall make any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Employee shall notify the Company of such disposition within ten (10) days thereof.

     (vii) $100,000 Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options first become exercisable by a holder of Options in any calendar year exceeds $100,000, taking into account both Shares subject to Incentive Stock Options under the Plan and Shares subject to Incentive Stock Options under all other plans of the Company, such Options shall be treated as Non-Qualified Stock Options. For this purpose, the “Fair Market Value” of the Shares subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.
     (b) Stock Appreciation Rights. The Committee shall have authority to award Stock Appreciation Rights which shall consist of a right to receive the excess of the Fair Market Value of Shares over the Grant Price of such Shares. Subject to the following conditions, a Stock Appreciation Right may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. A Stock Appreciation Right granted in addition to another Award may be granted either at the same time as such other Award or at a later time.
     (i) Grant Price. The Grant Price of a Stock Appreciation Right shall be determined by the Committee; provided, however, that the Grant Price shall not be less than 100% of the Fair Market Value of the Shares on the date of grant.
     (ii) Other Terms and Conditions. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary date of its grant.
     (c) Restricted Stock and Restricted Stock Units. The Committee shall have authority to award Restricted Stock and Restricted Stock Units subject to such conditions, restrictions and contingencies as the Committee shall determine, including but not limited to the following terms and conditions.
     (i) Dividends. Unless otherwise determined by the Committee, Restricted Stock awards shall provide for the payment of dividends during the Restricted Period. Dividends paid on Restricted Stock may be paid directly to the Participant or may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee, all as determined by the Committee in its discretion.
     (ii) Registration. Any Restricted Stock may be evidenced in such manner, as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.
     (iii) Transfer Restrictions. During the applicable Restricted Period, Restricted Stock and/or Restricted Stock Units will be subject to the limitations on transfer as provided in Section 6(h)(iii).
     (iv) Performance Based. The Committee may, subject to the terms of the Plan, establish at the time a Restricted Stock or Restricted Stock Unit Award is granted the Performance

Period, the Performance Goals pursuant to which the restrictions on the Restricted Stock or Restricted Stock Unit Award will lapse and establish the schedule or schedules setting forth the portion of the Restricted Stock or Restricted Stock Unit Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. During any Performance Period, the Committee shall have authority to adjust the Performance Goals in such manner as the Committee, in its sole discretion, deems appropriate with respect to such Performance Period. Provided, however, to the extent such adjustment affects Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
     (v) Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Restricted Period. A Participant shall have no voting rights or any other rights as a stockholder of the Company with respect to any Restricted Stock Units granted hereunder.
     (d) Performance Shares and Performance Units. The Committee shall have authority to grant Performance Shares and Performance Units and shall confer on the holder thereof compensation rights based upon the achievement of Performance Goals.
     (i) Terms and Conditions. Subject to the terms of the Plan, the Committee shall establish at the time a Performance Share or Performance Unit is granted the Performance Period (which shall not be less than one year), the Performance Goals pursuant to which a Participant may earn and be entitled to a payment under such Performance Share or Performance Unit and establish the schedule or schedules setting forth the portion of the Performance Share or Performance Unit which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. During any Performance Period, the Committee shall have authority to adjust the Performance Goals in such manner as the Committee, in its sole discretion, deems appropriate with respect to such Performance Period. Provided, however, to the extent such adjustment affects Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
     (ii) Payment of Awards. Performance Share and Performance Unit compensation payments may be paid in a lump sum, in cash, Shares or in any combination thereof. A payment under a Performance Share and Performance Unit shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement for a Performance Unit Award shall specify that the payment will be made (A) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Share or Performance Unit is no longer subject to a Substantial Risk of Forfeiture or (B) at a time that is Permissible under Section 409A.
     (e) Cash Incentive Awards.
     (i) Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash Incentive Awards under the Plan to key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company in such amounts and upon such terms as the Committee shall determine. Subject to the following provisions in this Section 6(e) the amount of any Cash Incentive Awards shall be based on the attainment of such Performance Goals as the Committee may determine and the term, conditions and limitations applicable to any Cash Incentive Awards made pursuant to the Plan shall be determined by the Committee.

     (ii) The performance goals upon which the payment or vesting of an Cash Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation must meet the requirements of a Performance Goal set forth in Section 2 of the Plan.
     (iii) Each Cash Incentive Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.
     (iv) Payment under an Cash Incentive Award shall be made in cash.
     (v) A payment under an Cash Incentive Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Cash Incentive Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.
     (vi) With respect to a Covered Employee, a Performance Goal for a particular Cash Incentive Award or other Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.
     (vii) Neither the Committee nor the Board may increase the amount of compensation payable under an Cash Incentive Award or other Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code. If the time at which a Cash Incentive Award or other Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code will vest or be paid is accelerated for any reason, the amount payable under the Cash Incentive Award or other Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code shall be reduced pursuant to Department of Treasury Regulation § 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.
     (viii) No payments of cash will be made to a Covered Employee pursuant to this Section 6(e) unless the stockholder approval requirements of Department of Treasury Regulation § 1.162-27(e)(4) are satisfied.
     (f) Stock Compensation. The Committee shall have authority to make an Award in lieu of all or a portion of the cash compensation payable under any compensation program of the Company. The number and type of Shares to be distributed, as well as the terms and conditions of any such Awards, shall be determined by the Committee.
     (g) Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
     (i) Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish Performance Goals in its discretion. If the Committee exercises its discretion to establish Performance Goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.
     (ii) Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
     (h) General.
     (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. In the case of a Stock Appreciation Right granted in tandem with an Option, the Stock Appreciation Right terminates at the same time as the related Option.
     (ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.
     (iii) Limits on Transfer of Awards.
     (A) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as determined by the Committee.
     (B) Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.
     (iv) Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Non-Qualified Stock Option shall be exercisable later than the tenth (10th) anniversary date of its grant.
     (v) Term of Stock Appreciation Rights. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee, in its sole discretion, provided, however, no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary date of its grant.
     (vi) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (vii) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.
     (viii) Delivery of Mature Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid and all applicable tax withholding is received by the Company pursuant to the Plan or the applicable Award Agreement. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Mature Shares, other securities, other Awards or other property, or any combination thereof; provided, however, that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.
SECTION 7. Amendment and Termination.
     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:
     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:
     (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4(d);
     (ii) permit Awards encompassing rights to purchase Shares to be granted with per Share grant, exercise or purchase prices of less than the Fair Market Value of a Share on the date of grant thereof, except as otherwise permitted under Section 6;
     (iii) permit a change in the class of individuals eligible to receive Awards; or
     (iv) materially increase the benefits accruing to Participants under the Plan.
Additionally, no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule; including, but not limited to, the Exchange Act, the Code, and, if applicable, the New York Stock Exchange Listed Company Manual/the Nasdaq issuer rules.
     (b) Amendments to Awards. The Committee may amend any Award theretofore granted, provided no change in any Award shall reduce the benefit to Participant without the consent of such Participant. Notwithstanding the foregoing, the Committee is not authorized to reprice or cancel and reissue Options.
     (c) Adjustment of Awards. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(d)) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, provided, however, that no Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code shall be adjusted in an manner that is not allowed by Section 162(m) of the Code.
SECTION 8. Change of Control.
     (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control and as of the date such Change of Control is determined to have occurred:
     (i) Any Options and Stock Appreciation Rights outstanding as of the date of the Change of Control, and which are not then exercisable and vested, shall become fully exercisable and vested.
     (ii) The restrictions applicable to any Restricted Stock as of the date of the Change of Control which is not performance based shall lapse and such Restricted Stock shall become free of all restrictions and become fully vested and transferable.
     (iii) Except as otherwise set forth in a Participant’s Award Agreement, as of the date of the Change of Control, the restrictions applicable to any Performance Share and any performance-based Restricted Stock granted pursuant to Section 6(c)(iv) or Section 6(d) shall become free of all restrictions and become fully vested and transferable.
     (iv) Except as otherwise set forth in a Participant’s Award Agreement, on the date of the Change of Control any Cash Incentive Award outstanding under the Plan will vest on that date as if the target/expect level of performance required for vesting of the award was accomplished for the performance period and the amount payable under such award shall be paid on the date of the Change of Control if Permissible under Section 409A and if not permissible then on the payment date set forth in the Participant’s Award Agreement.
     (v) Except as otherwise set forth in a Participant’s Award Agreement, on the date of the Change of Control any Restricted Stock Unit and Performance Unit Award outstanding under the Plan will vest on that date and the amount payable under such award shall be paid on the date of the Change of Control if Permissible under Section 409A and if not permissible then on the payment date set forth in the Participant’s Award Agreement.
     (b) In addition to the Committee’s authority conferred by the Plan, in order to maintain the Participants’ rights in the event of any Change of Control, the Board, as constituted before such Change of Control, is hereby authorized, and has sole discretion, as to any Award, either at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable; (ii) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change of Control; or (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change of Control. The Board may, in its discretion, include such further provisions and limitations in any Award Agreement, as it may deem equitable and in the best interests of the Company.
     (c) A “Change of Control” shall be deemed to occur if:
     (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common

Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section (c); or
     (ii) individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or
     (iii) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially own, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
     (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 9. General Provisions.
     (a) No Rights to Awards. No Employee, Director, Consultant, Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Directors, Consultants, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.
     (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor Section thereto, or who are otherwise not subject to such Section. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.
     (c) Tax Withholding. The Company or any Affiliate is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
     (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements (subject to stockholder approval of such other arrangement, if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
     (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or the Board may dismiss a Participant from service on the Board, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
     (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable Federal law.
     (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
     (h) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

     (i) Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan that is intended to comply the requirements of Section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a holder of such award to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the holder of such Award. The exercisability of an Option or a Stock Appreciation Right shall not be extended to the extent that such extension would subject the holder of the Award to additional taxes under Section 409A.
     (j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
     (k) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.
     (l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     (m) Employees Based Outside of the United States. Without limiting in any way the generality of the Committee’s powers under this Plan, including but not limited to the power to specify any terms and conditions of an Award consistent with law, in order to comply with the laws in other countries in which the Company operates or has Employees, the Committee, in its sole discretion, shall have the power and authority, notwithstanding any provision of the Plan to the contrary, to:
     (i) determine which Affiliates shall be covered by the Plan;
     (ii) determine which Employees outside the United States are eligible to participate in the Plan;
     (iii) modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;
     (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, any subplans and modifications to Plan terms and procedures established under this Section 9(m) by the Committee shall be attached to this Plan document as appendices; and
     (v) take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder and no Awards shall be granted that would violate the Exchange Act, the Code, any securities law, or governing statute or any applicable law.

SECTION 10. Effective Date of the Plan.
     The Plan shall be effective as of the date of its approval by the Board, subject to its approval by the stockholders of the Company.
SECTION 11. Term of the Plan.
     No Award shall be granted under the Plan on or after the tenth anniversary of the date of approval of the Plan by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.